Filed Pursuant to Rule 424(b)(3)
                                         Registration Statement No. 333-38515


                     Supplement dated January 20, 1998
                    to Prospectus dated October 30, 1997

         The following information supplements and amends the Prospectus, dated October 30, 1997, of Security Capital Industrial Trust ("SCI") relating to the offer and sale from time to time by the Selling Shareholders named therein of SCI's common shares of beneficial interest, $.01 par value per share (the "Common Shares"). This Supplement should be read in conjunction with the Prospectus dated October 30, 1997. All terms not otherwise defined herein have the meanings ascribed to them in the Prospectus dated October 30, 1997.

         In order to update the information contained in the section entitled "Selling Shareholders", the following table replaces the table in such section in the Prospectus dated October 30, 1997:


                                                            Number of Common
                                                            Shares That May Be
         Name                                               Issued Hereunder
         ----                                               ----------------
Jeffrey H. Schwartz...................................           128,263
Krauss Group, Inc.....................................           130,301
The Krauss Portfolio, Ltd.............................           179,535
Elmer J. Krauss, as Trustee...........................           125,409
Wisconsin Lutheran College Conference, Inc............            20,000
                                                                 -------
         Total........................................           583,508
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